Exhibit 99.1

February 13, 2014

FSP Galleria North Corp.

FSP Galleria North Corp. (the "Company") owns and operates a 16-story office tower containing approximately 379,518 square feet located in Dallas, Texas (the “Property”). The Company has continued its suspension of dividends for the fourth quarter of 2013 due to the fact that the Property is not expected to generate positive cash flow for the near term due to the costs related to leasing.

The Company’s Board of Directors reduced the amount of the dividend commencing in calendar year 2009 in order to build up a larger reserve. On February 1, 2012, Franklin Street Properties Corp., our single common shareholder, made an investment in Galleria North in the form of a $15,000,000 revolving line of credit to be used for capital improvements and/or to pay operating expenses of the Property, including without limitation, tenant improvement allowances and leasing commissions. As of December 31, 2013, $12,880,000 had been advanced under the revolving line of credit.

Management is pleased with the completed new lease deals during 2013 and the consequential stabilization of the Property. The Property was approximately 88% leased as of December 31, 2013. During 2013, management executed eight leases and amendments totaling approximately 106,892 square feet (approximately 28% of the building). The remaining vacant space has been reduced to less than 48,000 square feet with the eleventh floor being the only full-floor vacancy along with a few smaller spaces representing partial floors. During the fourth quarter, management executed a lease with Murphy’s Deli (2,199 square feet) and finalized an amendment with DealerTrack Technologies (NASDAQ: TRAK) adding the entire seventh floor, or 24,907 square feet. DealerTrack, the largest tenant, has increased its total commitment to 133,873 square feet (approximately 35% of the building). EmCare is currently the second largest tenant and leases 109,863 square feet (approximately 29% of the building).

The Property is located in the Galleria submarket which is in the southern half of the Far North Dallas submarket. The low vacancy in the northern half of the Far North Dallas submarket (approximately 9% for Class “A” space as of December 31, 2013) continued to spur speculative development in that submarket. Due to the construction, we believe that the tight market conditions in the northern half of the submarket may not last much longer, but we also believe that those same conditions have had a meaningful positive impact on leasing in the southern half of the submarket during the last several years with more than 900,000 square feet of net absorption, (vacancy for Class “A” space in the Galleria submarket was approximately 16.5% as of December 31, 2013). Prior to these recent gains, the southern half of the Far North Dallas submarket had struggled to keep existing anchor tenants, and the majority of larger prospective tenants, prospects above 100,000 square feet, elected to relocate farther north within the submarket of Far North Dallas. The reconstruction/widening of the LBJ interstate freeway and traffic congestion along the North Dallas Parkway have been significant detractions to the near-term perception of the lower half of the Far North Dallas submarket and specifically the Galleria area.

On January 9, 2014, the Company’s Board of Directors made the decision to try to sell the Property. After soliciting interest and input from commercial real estate brokers familiar with the Property and the local market, the Company has retained CBRE, Inc. to facilitate a potential sale of the Property. We believe that recent leasing activity at the Property, together with an improving and active Dallas office building investment climate, are combining to create a potentially advantageous sales opportunity for the holders of the Company’s preferred stock.

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Of course, any sale of the Property would be subject to a number of conditions, including approval by the Company’s Board of Directors, review of a Proxy Statement by the U.S. Securities and Exchange Commission and approval by a majority of the holders of the Company’s preferred stock. Management has retained counsel to begin preparation of the Proxy Statement to be mailed to the holders of the Company’s preferred stock. We expect to commence that mailing on or about the time that the Company’s Board of Directors is prepared to recommend that the holders of the Company’s preferred stock approve a sale of the Property. At this time, we are not able to predict when or if that will occur. We will keep the shareholders informed.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services, or with one of the Investor Services Specialists, Lara Ryan or Michelle Sullivan, with any questions you may have.

George J. Carter

President – FSP Galleria North Corp.

The Company’s annual filing on Form 10-K will be submitted to the SEC within approximately 90 days after year end, and you will be able to access the document via the SEC’s website. However, a copy of the Annual Report will be made available directly to you. To view Company filings with the SEC, access the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001310157

If the link does not work properly, go to www.sec.gov, Filings & Forms, Search for Company Filings; Company or fund name, ticker symbol, CIK (Central Index Key), file number, state, country, or SIC (Standard Industrial Classification); Company Name: type FSP Galleria (no need to type complete name, but be sure to include FSP); click on Find Companies at bottom of page and you should be brought to the correct location to view filings.

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FSP Galleria North Corp. - Dividend Summary

QUARTER	DIVIDEND	DIVIDENDS	ANNUALIZED	DIVIDENDS
ENDING	PER SHARE	PAID	YIELD*	PER SHARE
				TOTAL PAID TO DATE
(10/14-12/31)
12/31/2004	$1,451	$1,247,860	6.7%
2004				$1,451
3/31/2005	$1,909	$1,641,740	7.6%
6/30/2005	$1,907	$1,640,020	7.6%
9/30/2005	$1,908	$1,640,880	7.6%
12/31/2005	$1,926	$1,656,360	7.7%
2005				$9,101
3/31/2006	$1,986	$1,707,960	7.9%
6/30/2006	$1,979	$1,701,940	7.9%
9/30/2006	$2,000	$1,720,000	8.0%
12/31/2006	$1,954	$1,680,440	7.8%
2006				$17,020
3/31/2007	$1,965	$1,689,900	7.9%
6/30/2007	$1,943	$1,670,980	7.8%
9/30/2007	$1,942	$1,670,120	7.7%
12/31/2007	$1,995	$1,715,700	7.9%
2007				$24,865
3/31/2008	$1,947	$1,674,420	7.8%
6/30/2008	$1,919	$1,650,340	7.7%
9/30/2008	$1,860	$1,599,600	7.4%
12/31/2008	$1,744	$1,499,840	7.0%
2008				$32,335
3/31/2009	$1,395	$1,199,700	5.6%
6/30/2009	$1,395	$1,199,700	5.6%
9/30/2009	$1,395	$1,199,700	5.6%
12/31/2009	$0	$0	0.0%
2009				$36,520
3/31/2010	$0	$0	0.0%
6/30/2010	$0	$0	0.0%
9/30/2010	$0	$0	0.0%
12/31/2010	$0	$0	0.0%
2010				$36,520
3/31/2011	$0	$0	0.0%
6/30/2011	$0	$0	0.0%
9/30/2011	$0	$0	0.0%
12/31/2011	$0	$0	0.0%
2011				$36,520

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FSP Galleria North Corp. - Dividend Summary

(continued)

QUARTER	DIVIDEND	DIVIDENDS	ANNUALIZED	DIVIDENDS
ENDING	PER SHARE	PAID	YIELD*	PER SHARE
				TOTAL PAID TO DATE
				$36,520
3/31/2012	$0	$0	0.0%
6/30/2012	$0	$0	0.0%
9/30/2012	$0	$0	0.0%
12/31/2012	$0	$0	0.0%	$36,520
2012
3/31/2013	$0	$0	0.0%
6/30/2013	$0	$0	0.0%
9/30/2013	$0	$0	0.0%
12/31/2013	$0	$0	0.0%
2013				$36,520

*Yield based on original offering amount of $86,000,000 and $100,000/share

Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about government fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

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Important Additional Information Will Be Filed With the SEC

The Company plans to file with the SEC and mail to its preferred stockholders (the “Company Investors”) a Proxy Statement in connection with the proposed transaction. The Proxy Statement will contain important information about the Company, the proposed transaction and related matters. Company Investors are urged to read the Proxy Statement carefully when it is available.

Company Investors will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.

In addition, Company Investors will be able to obtain free copies of the Proxy Statement from the Company by contacting Georgia Touma, Assistant Vice President and Director of Investor Services (800-950-6288).

The Company and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC. As of December 31, 2013, none of the Company’s directors or executive officers beneficially owned any shares of the Company’s preferred stock. Franklin Street Properties Corp. (“Franklin Street”) (NYSE MKT: FSP) holds the sole share of the Company’s common stock. Between December 2004 and August 2005, FSP Investments LLC (member, FINRA and SIPC), a wholly-owned subsidiary of Franklin Street, completed the sale on a best efforts basis of 860 shares of the Company’s preferred stock. FSP Investments LLC sold the Preferred Stock in a private placement offering to “accredited investors” within the meaning of Regulation D under the Securities Act of 1933. A more complete description of this information will be available in the Proxy Statement.

Safe Harbor for Forward-Looking Statements

Statements in this letter regarding the proposed transaction relating to the Property, the expected timetable for completing the transaction, future financial benefits of the proposed transaction, and any other statements about the Company managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by the Company, changes in government regulations, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments, and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and its most recent quarterly report filed with the SEC. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this letter.

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